UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): June 7, 2019

ANVIA HOLDINGS CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	000-55673	81-3416105
(State or other jurisdiction of incorporation or organization)	Commission file number	(IRS Employer Identification No.)

100 Challenger Road, Suite 830

Ridgefield Park, NJ 07660

(Address of principal executive offices)

(323) 713-3244

(Registrant’s telephone number)

1125 E. Broadway, Suite 770

Glendale, California 91250

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	ANVV	OTC Markets Group

Emerging growth company [X]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [  ]

Item 1.01 Entry into a Material Definitive Agreement.

On June 12, 2019, pursuant to a Share Sale Agreement (“Agreement”) dated June 7, 2019, Anvia Holdings, Inc. (the “Company”), through its wholly-owned subsidiary, Anvia (Australia) Pty Ltd., acquire 95% of the issued and outstanding shares of Myplanner Professional Services Pty Ltd (Myplanner), an Australian corporation (“My Planner”) and 100% of My Managed Portfolio Pty Ltd, based in Queensland, Australia. Under the Agreement the Company acquired both My Planner and MMP for a combined purchase price of USD$3,036,168, of which USD$1,039,628 was paid in cash at the closing and $1,086,914 will be paid within 30 days of the closing, and USD$910,866 will be paid in the common stock of the Company valued at the mean average price per share for the 30 days prior to the closing of the OTCQB on June 10, 2019. My planner is the 28th largest Australian financial services licensee and MMP is an investment managed discretionary account service company.

The foregoing description of the Agreement does not purport to be complete and is qualified in its entirety by reference to the complete text of the document, which is filed as an exhibit to this report and is incorporated herein by reference.

On June 10, 2019, pursuant to a Share Sale Agreement (“Agreement”) dated June 8, 2019, Anvia Holdings, Inc. (the “Company”), through its wholly-owned subsidiary, Anvia (Australia) Pty Ltd., agreed to acquire all of the issued and outstanding shares of VocTrain Pty Ltd (“Voctrain”), an Australian registered training organization on or before June 30, 2019, the Completion Date. Under the Agreement the Company will acquire 100% of Voctrian from its two shareholders in exchange for USD$196,000 in cash and the balance of approximately USD$364,000, in common stock of the Company valued at the average closing price of the Company’s common stock on the OTCQB for the 30 days up to the Completion Date. Voctrain operates in Australia under the trade name Quality Automotive Training and offers a wide array of accredited automotive programs to help meet needs of employers and apprentices/trainees in the automotive retail, service and repair industry.

The foregoing description of the Agreement does not purport to be complete and is qualified in its entirety by reference to the complete text of the document, which is filed as an exhibit to this report and is incorporated herein by reference.

Item 7.01 Regulation FD Disclosure

On June 10, 2019, Anvia issued a press release announcing the acquisition of Voctrain Pty Ltd, an Australian corporation. A copy of the press release is being furnished as Exhibit 99.1 hereto and is incorporated into this Item 7.01 by reference.

On June 12, 2019, Anvia issued a press release announcing the acquisitions of My Planner and MMP, both Australian corporations. A copy of the press release is being furnished as Exhibit 99.2 hereto and is incorporated into this Item 7.01 by reference.

The information furnished pursuant to Item 7.01, including Exhibit 99.1, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, is not subject to the liabilities of that section and is not deemed incorporated by reference in any filing of Basic’s under the Securities Act of 1933, as amended, unless specifically identified therein as being incorporated therein by reference.

Item 9.01 Financial Statements and Exhibits.

(a)	Financial Statements of Business Acquired.

The Registrant hereby undertakes to file the financial statements if required by this Item 9.01(a) not later than 71 days after the date this Form 8-K was due for filing.

(b)	Pro Forma Financial Statements.

The Registrant hereby undertakes to file the pro forma financial information if required by this Item 9.01(b) not later than 71 days after the date this Form 8-K was due for filing.

(d) Exhibits

Exhibit No.	Description
10.1	Share Sale Agreement between the Company and Voctrain Pty Ltd dated June 8, 2019.
10.2	Share Sale Agreement between the Company and My Planner and MMP dated June 7, 2019
99.1	Press Release regarding Voctrain issued June 10, 2019
99.2	Press Release regarding My Planner and MMP issued June 12, 2019.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

ANVIA HOLDINGS CORPORATION

Dated: June 14, 2019	By:	/s/ Ali Kasa
Ali Kasa President